EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and accompanying notes reflect the pro forma effects of:

(1)	Jonah Field Acquisition. On April 1, 2022, Evolution Petroleum Corporation (the "Company" or "EPM") completed the acquisition of non-operated oil and natural gas assets in the Jonah Field in Sublette County, Wyoming (the "Jonah Field Properties") from Exaro Energy III LLC (“Exaro” or the "Seller"), for a final purchase price of $27.5 million, which included preferential rights exercised by Jonah Energy, the operator of the assets, and before customary purchase price adjustments (the "Jonah Field Acquisition"). The Jonah Field Acquisition had an effective date of February 1, 2022.

(2)	Financing. The Jonah Field Acquisition was funded with cash on hand and a draw of $17.0 million on the Company’s existing bank facility.

(3)	Williston Basin Acquisition. On January 14, 2022, the Company completed the acquisition of non-operated oil and natural gas assets in the Williston Basin (the "Williston Properties") from Foundation Energy Fund VII-A, LP and Foundation Energy Management, LLC (collectively "FEM"), for $25.9 million, net of preliminary purchase price adjustments (the "Williston Acquisition"). The Williston Acquisition had an effective date of June 1, 2021. The Williston Acquisition was funded with cash on hand and a draw of $16.0 million on the Company’s existing bank facility.

(4)	Barnett Shale Acquisition. On May 7, 2021, the Company completed the acquisition of non-operated oil and gas assets in the Barnett Shale (“the Barnett Properties”) from TG Barnett Resources, LP (“TGBR”), a wholly owned subsidiary of Tokyo Gas Americas, Ltd. (“Tokyo Gas”). The final purchase price for the transaction, including purchase price adjustments, was $17.4 million in cash, with an effective date of January 1, 2021. The Barnett Properties were funded with cash on hand and a draw on the Company's existing bank facility.

The unaudited pro forma condensed combined balance sheet at March 31, 2022 presented below includes the Company’s historical condensed consolidated balance sheet at March 31, 2022, and was prepared as if the Jonah Field Acquisition and related financing had occurred on March 31, 2022. The Williston Basin Acquisition closed on January 14, 2022 and the Barnett Shale Acquisition occurred in fiscal year 2021 and as a result, the transactions have been reflected in the latest condensed consolidated balance sheet as of March 31, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2022 and the twelve months ended June 30, 2021 presented below have been prepared based on the Company’s historical consolidated statements of operations for such periods, and were prepared as if the Jonah Field Acquisition, the Williston Basin Acquisition, the Barnett Shale Acquisition and related financings had occurred on July 1, 2020.

Final working capital and other post-closing adjustments have not been reflected in these unaudited pro forma condensed combined financial statements. Further, the initial accounting for the Jonah Field Acquisition is not complete and adjustments to estimated amounts, or recognition of additional assets acquired, or liabilities assumed, may occur as more detailed reviews and valuations are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Additionally, the unaudited pro forma condensed combined financial statements do not reflect costs of integration activities or benefits that may result from other efficiencies.

The pro forma data is based on assumptions and include adjustments as explained in the notes herein. The historical financial statements may be adjusted in the unaudited pro forma financial statements to give pro forma effect to provide for certain transaction accounting adjustments reflecting only the application of required accounting for the transactions ("Transaction Accounting Adjustments"). The Company has not included any Management Adjustments as defined under Release No. 33- 10786. The unaudited pro forma condensed combined financial information should be read together with (i) the Company’s Annual Report on Form 10-K for the year ended June 30, 2021; (ii) the Company’s Quarterly Report on Form 10-Q for period ended March 31, 2022; (iii) the audited consolidated financial statements of Exaro for the years ended December 31, 2021 and 2020 filed as Exhibit 99.1 to this Current Report on Form 8-K/A; and (iv) the unaudited condensed consolidated financial statements for the three months ended March 31, 2022 filed as Exhibit 99.2 to this Current Report on Form 8-K/A, of which this Exhibit 99.3 is a part. Additionally, refer to the Current Reports on Form 8-K/A filed on March 30, 2022 and July 21, 2021 for pro forma financial information presented in connection with the Williston Basin Acquisition and the Barnett Shale Acquisition, respectively.

Note that because depletion is recalculated under full cost rules to give cumulative effect to all acquisitions of oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

The pro forma financial information does not purport to represent what the Company's actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company's future financial condition or consolidated results of operations. Also, due to the preferential rights exercised by Jonah Energy, the operator of the assets, the Company only purchased certain oil and natural gas properties of Exaro. As such the historical consolidated financial statements of Exaro, filed as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K/A, may not be directly comparable to the proforma financial information presented in the tables below.

	Evolution Petroleum Corporation Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2022
	EPM Historical	Jonah Field Acquisition (a)	EPM Pro Forma

	(In thousands, except share and per share amounts)
Assets
Current assets
Cash and cash equivalents	$13,369	$(10,874)	$2,495
Receivables from oil, natural gas, and natural gas liquids sales	15,340	-	15,340
Receivables for federal and state income tax refunds	2,312	-	2,312
Prepaid expenses and other current assets	1,116	-	1,116
Total current assets	32,137	(10,874)	21,263
Property and equipment, net of depletion, depreciation, amortization, and impairment
Oil and natural gas properties, net—full-cost method of accounting, of which none were excluded from amortization	82,559	29,684	112,243
Other property and equipment, net	7	-	7
Total property and equipment, net	82,566	29,684	112,250
Other assets, net	1,504	1,150	2,654
Total assets	$116,207	$19,960	136,167
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,293	-	$13,293
Accrued liabilities and other	906	-	906
Derivative contract liabilities	2,398	-	2,398
State and federal income taxes payable	181	-	181
Total current liabilities	16,778	-	16,778
Long term liabilities
Senior secured credit facility	20,000	17,000	37,000
Deferred income taxes	6,357	-	6,357
Asset retirement obligations	8,312	2,960	11,272
Operating lease liability	-	-	-
Total liabilities	51,447	19,960	71,407
Commitments and contingencies
Stockholders’ equity
Common stock; par value $0.001; 100,000,000 shares authorized; 33,719,621 shares issued and outstanding as of March 31, 2022	34	-	34
Additional paid-in capital	43,371	-	43,371
Retained earnings	21,355	-	21,355
Total stockholders’ equity	64,760	-	64,760
Total liabilities and stockholders’ equity	$116,207	$19,960	$136,167

See accompanying notes to unaudited pro forma condensed combined financial information.

	Evolution Petroleum Corporation
	Unaudited Pro Forma Condensed Combined Statement of Operations
	For Nine Months Ended March 31, 2022
	EPM Historical	Exaro Energy III LLC Historical		Preferential Rights Not Acquired		Jonah Field Acquisition Historical		Williston Basin Acquisition Historical		Transaction Accounting Adjustments		EPM Pro Forma
	(In thousands, except per share amounts)
Revenues
Crude oil	$34,309	$2,699	(a)	$(265	)(b)	$2,434	(c)	$6,231	(d)	$-		$42,974
Natural gas	20,699	22,091	(a)	(2,923	)(b)	19,168	(c)	216	(d)	-		40,083
Natural gas liquids	11,899	2,003	(a)	(169	)(b)	1,834	(c)	433	(d)	-		14,166
Total revenues	66,907	26,793		(3,357)		23,436		6,880		-		97,223
Operating costs
Lease operating costs	31,380	9,548	(a)	(826	)(b)	8,722	(c)	2,622	(d)	-		42,724
Depreciation, depletion, and amortization	4,489	-		-		-		-		1,797	(e)	6,286
General and administrative expenses	5,278	-		-		-		-		-		5,278
Total operating costs	41,147	9,548		(826)		8,722		2,622		1,797		54,288
Income (loss) from operations	25,760	17,245		(2,531)		14,714		4,258		(1,797)		42,935
Other income and expenses
Net (loss) gain on derivative contracts	(2,591)	-		-		-		-		-		(2,591)
Interest and other income	12	-		-		-		-		-		12
Interest expense	(272)	-		-		-		-		(652	)(f)	(924)
Income (loss) before income taxes	22,909	17,245		(2,531)		14,714		4,258		(2,449)		39,432
Income tax provision (benefit)	5,152	-		-		-		-		3,675	(g)	8,827
Net income (loss) attributable to common stockholders	$17,757	$17,245		$(2,531)		$14,714		$4,258		$(6,124)		$30,605

Earnings (loss) per common share:
Basic	$0.53											$0.91
Diluted	$0.52											$0.90
Weighted average number of common shares outstanding
Basic	32,933											32,933
Diluted	33,258											33,258

See accompanying notes to unaudited pro forma condensed combined financial information.

	Evolution Petroleum Corporation
	Unaudited Pro Forma Condensed Combined Statement of Operations For Twelve Months Ended June 30, 2021
	EPM Historical	Exaro Energy III LLC Historical		Preferential Rights Not Acquired		Jonah Field Acquisition Historical		Williston Basin Acquisition Historical		Barnett Shale Acquisition Historical		Transaction Accounting Adjustments		EPM Pro Forma
	(In thousands, except per share amounts)
Revenues
Crude oil	$26,411	$2,608	(a)	$(284	)(b)	$2,324	(c)	$9,617	(d)	$415	(e)	$-		$38,767
Natural gas	2,629	15,593	(a)	(1,843	)(b)	13,750	(c)	242	(d)	11,323	(e)	-		27,944
Natural gas liquids	3,662	1,379	(a)	(163	)(b)	1,216	(c)	513	(d)	6,128	(e)	-		11,519
Total revenues	32,702	19,580		(2,290)		17,290		10,372		17,866		-		78,230
Operating costs
Lease operating costs	16,587	11,532	(a)	(1,621	)(b)	9,911	(c)	5,281	(d)	15,011	(e)	-		46,790
Depreciation, depletion, and amortization	5,167	-		-		-		-		-		7,346	(f)	12,513
Impairment of proved property	24,792	-		-		-		-		-		12,570	(g)	37,362
Impairment of Well Lift Inc. - related assets	146	-		-		-		-		-		-		146
General and administrative expenses	6,755	-		-		-		-		-		-		6,755
Total operating costs	53,447	11,532		(1,621)		9,911		5,281		15,011		19,916		103,566
Income (loss) from operations	(20,745)	8,048		(669)		7,379		5,091		2,855		(19,916)		(25,336)
Other income and expenses
Net (loss) gain on derivative contracts	(615)	-		-		-		-		-		-		(615)
Interest and other income	39	-		-		-		-		-		-		39
Interest expense	(103)	-		-		-		-		-		(1,107	)(h)	(1,210)
Income (loss) before income taxes	(21,424)	8,048		(669)		7,379		5,091		2,855		(21,023)		(27,122)
Income tax provision (benefit)	(4,984)	-		-		-		-		-		(1,328	)(i)	(6,312)
Net income (loss) attributable to common stockholders	$(16,440)	$8,048		$(669)		$7,379		$5,091		$2,855		$(19,695)		$(20,810)

Earnings (loss) per common share:
Basic	$(0.50)													$(0.64)
Diluted	$(0.50)													$(0.64)
Weighted average number of common shares outstanding
Basic	32,744													32,744
Diluted	32,744													32,744

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

The historical financial information is derived from the historical consolidated financial statements of the Company, and the historical consolidated financial statements of the Jonah Field Properties (which are based on information provided by Exaro), and the historical statements of revenues and direct operating expenses for the Williston Properties (which are based on information provided by FEM), and the Barnett Properties (which are based on information provided by Tokyo Gas). The unaudited pro forma condensed combined balance sheet at March 31, 2022 was prepared based on the Company’s historical consolidated balance sheet at March 31, 2022, and was prepared as if the Jonah Field Acquisition and related financing had occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations were prepared assuming the Jonah Field Acquisition, the Williston Basin Acquisition, the Barnett Shale Acquisition and related financing transactions occurred on July 1, 2020.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Jonah Field Acquisition, the Williston Basin Acquisition, the Barnett Shale Acquisition and related financing transactions. Note that because depletion and the full cost ceiling test impairment is recalculated under full cost rules to give cumulative effect to all acquisitions of evaluated oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions. These unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been had the Jonah Field Acquisition, the Williston Basin Acquisition and the Barnett Shale Acquisition occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

(2) Pro Forma Adjustments

Balance Sheet. The unaudited pro forma condensed combined balance sheet at March 31, 2022 reflects the following adjustments:

(a)	Adjustments reflect the consideration paid, certain acquired deposits and assumed asset retirement obligations. The Jonah Field Acquisition was funded with cash on hand and a draw of $17.0 million on the Company’s existing bank facility. At closing, the Company also recorded a $1.2 million long-term gas gathering deposit with Enterprise Products.

The Jonah Field Acquisition qualifies as an asset acquisition, and in accordance with the Financial Accounting Standards Board’s (“FASB”) authoritative guidance on asset acquisitions, the Company allocated the cost of the acquisition to the assets acquired and liabilities assumed based on a relative fair value basis of the assets acquired and liabilities assumed, with no recognition of goodwill or bargain purchase gain recorded. Incremental legal and professional fees related directly to the Jonah Field Acquisition were capitalized as part of the Jonah Field Acquisition cost. The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). Fair value measurements also utilize market assumptions of market participants.

The Company used a discounted cash flow model to calculate the relative fair value of oil and natural gas properties and asset retirement obligations (“ARO”). The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of oil and natural gas properties include estimates of i) quantities of oil and natural gas reserves, ii) future commodity prices, iii) future operating and development costs, iv) projections of future timing and rates of production, v) expected recovery rates and vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates.

Estimating the future ARO requires management to make estimates and judgments regarding timing and existence of a liability, as well as what constitutes adequate restoration. Inherent in the fair value calculation are numerous assumptions and judgments including the ultimate costs, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental, and political environments.

The Company estimates the fair value of the Jonah Field Acquisition to be approximately $27.6 million, which the Company considers to be representative of the price paid by a typical market participant. The acquisition costs were approximately $0.2 million and were capitalized to oil and natural gas properties as part of the Jonah Field Acquisition cost. The Jonah Field Acquisition is not considered a taxable transaction; therefore, no deferred tax amounts were recognized at the acquisition date as the tax basis of the assets acquired and liabilities assumed were the same as book basis.

The following table summarizes the consideration paid for the Jonah Field Acquisition and the relative fair value of the assets acquired and liabilities assumed as of April 1, 2022 (in thousands). The cost allocation is preliminary and subject to adjustments, as the final closing will be complete during the fourth fiscal quarter of 2022.

Cost allocation:
Cash consideration given to Exaro	$27,637
Cash paid for legal and professional fees	237
$27,874
Relative fair value of assets acquired and liabilities assumed:
Proved developed properties	$29,684
Other assets	1,150
Asset retirement obligations	(2,960)
$27,874

Statements of Operations. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2022 reflect the following adjustments:

(a)	Historical revenues and direct operating expenses of the oil and natural gas properties of Exaro Energy III LLC for the nine months ended March 31, 2022.

(b)	Adjustments to legacy Exaro financial information has been presented for the portion of Exaro’s assets the Company did not purchase. Jonah Energy, the operator of the Jonah Field Properties, exercised their preferential rights to acquire certain oil and natural gas properties from Exaro.

(c)	Historical revenues and direct operating expenses of the oil and natural gas properties acquired in the Jonah Field Acquisition for the nine months ended March 31, 2022.

(d)	Historical revenues and direct operating expenses of the oil and natural gas properties acquired in the Williston Basin Acquisition for the period July 1, 2021 through January 13, 2022 (the period the Company did not own the Williston Basin Properties and is not already included in the historical EPM statement of operations).

(e)	Depreciation, depletion and amortization (“DD&A”) and accretion expense related to the Jonah Field Properties and Williston Properties. DD&A was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Jonah Field Properties and Williston Properties and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Jonah Field Acquisition. The pro forma average DD&A rate is $2.57 per BOE for the nine months ended March 31, 2022. This adjustment also includes the accretion expense on ARO of $0.3 million attributable to the Jonah Field Properties and Williston Properties for the nine months ended March 31, 2022.

(f)	Interest expense associated with the borrowings under the Company’s senior secured credit facility related to the Jonah Field Acquisition and Williston Basin Acquisition.

(g)	Income tax expense for the nine months ended March 31, 2022 was recorded at 22.24% of pre-tax net income. The effective tax rate applied to the pro forma adjustments for the nine months ended March 31, 2022 was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business.

Statements of Operations. The unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2021 reflect the following adjustments:

(a)	Historical revenues and direct operating expenses of the oil and natural gas properties of Exaro Energy III LLC for the twelve months ended June 30, 2021.

(b)	Adjustments to legacy Exaro financial information has been presented for the portion of Exaro’s assets the Company did not purchase. Jonah Energy, the operator of the Jonah Field Properties, exercised their preferential rights to acquire certain oil and natural gas properties from Exaro.

(c)	Historical revenues and direct operating expenses of the Jonah Field Properties acquired from Exaro for the twelve months ended June 30, 2021. The Company and the Jonah Field Properties historically have had different fiscal year ends, as such the rolling twelve-month period ended June 30, 2021 for the Jonah Field Properties was included in these unaudited pro forma condensed combined statements of operations.

(d)	Historical revenues and direct operating expenses of the Williston Properties acquired from FEM for the twelve months ended September 30, 2021. The Company and the Williston Properties historically have had different fiscal year ends, as such the latest twelve-month period available for the Williston Properties was included in these unaudited pro forma condensed combined statements of operations.

(e)	Historical revenues and direct operating expenses of the Barnett Properties from Tokyo Gas for the period July 1, 2020 through the May 6, 2021 (the period the Company did not own the Barnett Properties).

(f)	Depreciation, depletion and amortization (“DD&A”) and accretion expense related to the Jonah Field Properties, Williston Properties and Barnett Properties. DD&A was calculated using the unit-of-production method under the full cost method of accounting and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Jonah Field Properties, Williston Properties and Barnett Properties and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the acquisitions. The pro forma average DD&A rate is $3.67 per BOE for the year ended June 30, 2021. This adjustment also includes the accretion expense on ARO of $0.6 million attributable to the Jonah Field Properties, Williston Properties and Barnett Properties for the twelve months ended June 30, 2021.

(g)	Adjustments to the proved property impairment expense related to the addition of the Jonah Field Properties, Williston Properties and Barnett Properties, including their respective asset retirement obligations. The ceiling impairment test was calculated under the full cost method of accounting and adjusts the proved property impairment for the year ended June 30, 2021. The Company's historical full cost ceiling impairment was driven by the decline in SEC pricing, calculated as the unweighted arithmetic average first-day-of-the-month prices for the prior twelve months. Because the full cost ceiling test is recalculated under full cost rules to give cumulative effect to all acquisitions of oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

(h)	Interest expense associated with the borrowings under the Company's existing senior secured credit facility related to the Jonah Field Acquisition, Williston Basin Acquisition, and the Barnett Shale Acquisition.

(i)	Income tax expense for the twelve months ended June 30, 2021 was recorded at 23.3% of pre-tax net income. The effective tax rate applied to the pro forma adjustments for the twelve months ended June 30, 2021 was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business.

(3) Supplemental Oil and Gas Reserve Information

Estimated Quantities of Proved Oil and Natural Gas Reserves

The tables below summarize the Company’s historical estimated net proved reserves at June 30, 2021 based on reports prepared by DeGolyer and MacNaughton ("D&M"), the Company’s independent reserve engineers. The estimated net proved reserves for the Jonah Field Properties and the Williston Properties were prepared by Netherland, Sewell & Associates, Inc. ("NSAI"), independent reserve engineers engaged by the Company for such purpose. NSAI evaluated 100% of the reserves and discounted values in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to companies involved in oil and natural gas producing activities.

In addition, the following tables also set forth information about the estimated net proved reserves attributable to the Jonah Field Acquisition and Williston Basin Acquisition and the pro forma estimated net proved reserves as if these events had occurred on July 1, 2020. The acquired reserve estimates for the Jonah Field Properties and Williston Properties presented in the table below were prepared as of March 31, 2022 and September 30, 2021, respectively, by the Company’s reserve engineers, in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures. The actual reserve estimates were prepared using SEC pricing, calculated as the unweighted arithmetic average first-day-of-the-month prices for the prior twelve months, which was $49.72/Bbl for oil and $2.46/MMBtu for natural gas for the twelve months ended June 30, 2021. The prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The reserves related to the Barnett Properties are already included in the historical reserves of EPM as the transaction closed on May 7, 2021.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	Crude Oil (MBbl)
	EPM Historical	Jonah Field Acquired Reserves	Williston Basin Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
Net proved reserves at July 1, 2020	8,226	303	1,204	9,733
Revisions of previous estimates	662	52	505	1,219
Extensions, discoveries and other additions	—	—	—	—
Acquisitions of reserves	87	—	—	87
Production	(555)	(52)	(178)	(785)
Net proved reserves at June 30, 2021	8,420	303	1,531	10,254

Proved developed reserves, June 30, 2021	6,815	303	1,531	8,649
Proved undeveloped reserves, June 30, 2021	1,605	—	—	1,605

	Natural Gas (MMcf)
	EPM Historical	Jonah Field Acquired Reserves	Williston Basin Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
Net proved reserves at July 1, 2020	—	27,461	961	28,422
Revisions of previous estimates	—	5,249	348	5,597
Extensions, discoveries and other additions	—	—	—	—
Acquisitions of reserves	49,534	—	—	49,534
Production	(963)	(5,087)	(87)	(6,137)
Net proved reserves at June 30, 2021	48,571	27,623	1,222	77,416

Proved developed reserves, June 30, 2021	48,571	27,623	1,222	77,416
Proved undeveloped reserves, June 30, 2021	—	—	—	—

	Natural Gas Liquids (MBbl)
	EPM Historical	Jonah Field Acquired Reserves	Williston Basin Acquired Reserves	EPM Pro Forma Combined
Net proved reserves
Net proved reserves at July 1, 2020	1,993	309	214	2,516
Revisions of previous estimates	93	66	99	258
Extensions, discoveries and other additions	—	—	—	—
Acquisitions of reserves	4,957	—	—	4,957
Production	(171)	(57)	(20)	(248)
Net proved reserves at June 30, 2021	6,872	318	293	7,483

Proved developed reserves, June 30, 2021	6,663	318	293	7,274
Proved undeveloped reserves, June 30, 2021	209	—	—	209

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company and of the Jonah Field Properties and the Williston Properties acquired in their respective acquisitions on a pro forma combined basis as of June 30, 2021. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those estimated oil and natural gas reserves attributable to the Jonah Field Properties and the Williston Properties acquired.

	June 30, 2021
	EPM Historical	Jonah Field Acquired Reserves	Williston Basin Acquired Reserves	EPM Pro Forma Combined

	(in thousands)
Future cash inflows	$632,620	$99,941	$87,995	$820,556
Future production costs and severance taxes	(398,022)	(74,700)	(50,411)	(523,133)
Future development costs	(29,339)	(7,007)	(5,448)	(41,794)
Future income tax expenses	(42,368)	(633)	(3,569)	(46,570)
Future net cash flows	162,891	17,601	28,567	209,059
10% annual discount for estimating timing of cash flows	(75,308)	(3,834)	(9,586)	(88,728)
Standardized Measure of discounted future net cash flows	$87,583	$13,767	$18,981	$120,331

Pro forma income tax expense reflects expense on the combined future net cash flows based on the Company’s estimated effective tax rate, after giving effect to the pro forma transactions. The Company’s effective tax rate differs from the 21% federal statutory rate primarily as a result of the effect of the statutory rates for the states in which the Company conducts business.

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company and of the Jonah Field Properties and the Williston Properties acquired in their respective acquisitions on a pro forma combined basis as of June 30, 2021:

	June 30, 2021
	EPM Historical	Jonah Field Acquired Reserves	Williston Basin Acquired Reserves	EPM Pro Forma Combined

	(in thousands)
Proved reserves at July 1, 2020	$62,491	$10,019	$9,444	$81,954
Net changes in sales prices and production costs related to future production	11,538	10,611	8,972	31,121
Changes in estimated future development costs	403	—	—	403
Sales of oil and natural gas produced during the period, net of production costs	(16,115)	(10,872)	(4,703)	(31,690)
Net change due to extensions, discoveries, and improved recovery	—	—	—	—
Purchases of reserves in place(1)	31,461	—	—	31,461
Sales of reserves in place	—	—	—	—
Net change due to revisions in quantity estimates	6,841	3,317	8,300	18,458
Development cost incurred during the period	—	—	—	—
Net change in discounted income taxes	(10,678)	(498)	(2,597)	(13,773)
Accretion of discount	7,529	1,002	944	9,475
Net changes in timing of production and other	(5,887)	188	(1,379)	(7,078)
Proved reserves at June 30, 2021	$87,583	$13,767	$18,981	$120,331

(1) The Barnett Properties are included in "Purchases of reserves in place" in the Company's historical reserves as of June 30, 2021.